Exhibit 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS



CSB Financial Corporation
2120 Langhorne Road
P.O. Box 340
Lynchburg, Virginia  24505


         We consent to the incorporation in this Registration Statement on Form S-4 of our report on the consolidated statements of financial condition of CSB Financial Corporation and subsidiaries as of June 30, 1995 and 1994 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1995, and to the reference made to us under the caption "Experts" in this Prospectus.


                                          Very truly yours,



                                          /s/ Cherry, Bekaert & Holland, L.L.P.

Lynchburg, Virginia
March  7, 1996

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